Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Annual Report on Form 10-K for the year ended October 31, 2013 (the “Report”) of Limoneira Company (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Joseph D. Rumley, Chief Financial Officer, Treasurer and Corporate Secretary of the Registrant, hereby certify that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated this 14th day of January, 2014.	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary
(Principal Financial Officer and Accounting Officer)